EXECUTION VERSION


     AMENDMENT, dated as of January 30, 2006 (this "AMENDMENT"), to the Guarantee Agreement dated as of October 21, 2005, among Morgan Stanley & Co. Incorporated ("ISSUING LENDER"), VTL (UK) Limited ("BORROWER"), Varde Partners, Inc. (together with the Issuing Lender, the "LENDERS") and others (the "ORIGINAL AGREEMENT").
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                                R E C I T A L S:

     WHEREAS, the Borrower is party to a revolving loan facility granted by Lloyds TSB Bank plc ("LLOYDS") dated as of October 21, 2005 (the "LLOYDS OCTOBER FACILITY") pursuant to which it may borrow up to an aggregate of (pound)5,750,000 (the "FACILITY LIMIT");

     WHEREAS, pursuant to the Original Agreement, and as a condition to the Lloyds October Facility, the Issuing Lender agreed to guarantee the payment of any principal amount and interest by the Borrower under the Lloyds October Facility up to (pound)6,000,000 (the "GUARANTEED AMOUNT"), as reflected in the Guarantee (as defined in the Original Agreement);

     WHEREAS, the Borrower desires, and the Issuing Lender has agreed, to increase the Facility Limit from (pound)5,750,000 to (pound)7,000,000 and to extend the expiration date of the Lloyds October Facility (the "EXPIRY DATE") to April 30, 2006;

     WHEREAS, Lloyds has agreed to so increase the Facility Limit and extend the Expiry Date provided that, INTER ALIA, the Issuing Lender agrees to increase the Guaranteed Amount to (pound)7,250,000 and to extend the expiration date of the Guarantee to May 31, 2006;

     WHEREAS,  the Issuing Lender is willing to agree to increase the Guaranteed
Amount  to  (pound)7,250,000   subject  to  the  Borrower  agreeing  to  certain
amendments to the Original Agreement; and

     WHEREAS, the parties hereto desire to amend the Original Agreement in accordance with Section 8.1 thereof, in order to facilitate the above-referenced amendments to the Lloyds October Facility.

                               A G R E E M E N T:

         NOW, THEREFORE, in consideration of the mutual promises herein made, the undersigned, intending to be legally bound, hereby agree as set forth hereinbelow. Capitalized terms not otherwise defined shall have the meanings ascribed thereto in the Original Agreement.

1. AMENDMENTS TO THE ORIGINAL AGREEMENT.

     (a) The definitions of the following terms set forth in Section 1.1 of the Original Agreement are hereby amended and restated to read in their respective entireties as follows:

          "GUARANTEE": the guarantee to be issued by the Issuing Lender, substantially in the form attached hereto as Exhibit A, as the same may be amended from time to time.

          "LETTER AGREEMENTS": (a) those certain letter agreements, dated October 21, 2005 and January 30, 2006, respectively, by Holding and the holders of the Existing



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     Notes,  and (b) those certain letter  agreements dated October 21, 2005 and
     January  30,  2006,  respectively,  by Holding  and the  holders of the New
     Notes.

          "LLOYDS FACILITY": the revolving loan facility between Lloyds TSB Bank plc, as a lender, and the Borrower, as a borrower, dated as of October 21, 2005, as the same may be amended from time to time, in form and substance acceptable to the Issuing Lender and the other Lenders.

          "TOTAL COMMITMENTS": at any time, the aggregate amount of the Commitments then in effect. The amount of the Total Commitments as of January 30, 2006 is (pound)7,250,000.

     (b) Schedule 1.2 to the Original Agreement is hereby amended and replaced with Schedule 1.2 attached hereto.

     (c) The  following  Section  2.2(d) is hereby  inserted  immediately  after
Section 2.2(c) and immediately before Section 2.3 of the Original Agreement:

     "(d) In addition to the foregoing fees, the Borrower agrees to pay to the Issuing Lender an amendment fee in an amount equal to $100,000, payable on the Termination Date. Such fee shall be shared ratably among the Lenders."

     2. FURTHER ASSURANCES. In consideration for the increase in the amount of the Total Commitments and other consideration provided for in this Amendment, as security for the due and punctual payment of the Guarantee Obligations, Borrower agrees that at any time and from time to time, at Borrower's expense, Borrower will promptly execute and deliver all further instruments and documents, and take all further action that the Lenders may reasonably request, in order to perfect and protect the Security Interest granted in respect of the Guarantee Obligations or to enable the Lenders to exercise or enforce their rights, powers and remedies with respect to the Security Interest and any other collateral that may secure the Guarantee Obligations in the future.

     3. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to, and agrees with, the Lenders that:

     (a) Borrower has the corporate power and authority to execute, deliver and perform, as applicable, its obligations under this Amendment and any other documents contemplated hereby or thereby to which it is or will be a party;

     (b) The execution, delivery and performance of this Amendment (a) have been duly authorized by all necessary corporate action on the part of Borrower, (b) will not constitute a violation of any provision of any Applicable Law or any order of any Governmental Authority applicable to Borrower or any of its properties or assets, (c) will not violate any provision of the certificate of incorporation, by-laws, or any other organizational document of, or other similar instrument to which Borrower is a party or by which Borrower or any of its properties or assets are bound or to which Borrower is subject, (d) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or create any right to terminate, any indenture, agreement, bond, note, mortgage, deed of trust, or other instrument to which Borrower is a party or by which Borrower or any of its properties or assets are bound or to which Borrower is subject and (e) will not result in the creation or imposition of (or the obligation to create or impose) any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Borrower other than pursuant to the Security Documents or the other Guarantee Documents (as amended);

     (c) Upon its execution and delivery by Borrower, this Amendment and each Guarantee Document amended pursuant hereto shall constitute or continue to constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity, irrespective of whether such enforceability is considered in a proceeding at law or equity; and

     (d) Borrower is not in violation of any Applicable Law or any restrictions of record or agreements affecting the Security Interest, except for violations which in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     4. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective on the date (the "EFFECTIVE DATE") upon which the Lenders notify the Borrower that they are satisfied that each of the following conditions have been met:

     (a) The Lenders shall have received an executed counterpart of this Amendment bearing the signature of Borrower;

     (b) Borrower shall have delivered to the Lenders such other documents and information as the Lenders may reasonably request;

     (c) Borrower shall have paid to Wachtell, Lipton, Rosen & Katz an amount equal to $140,000, which amount represents due and unpaid legal fees incurred in connection with the restructuring of the Borrower; and

     (d) The Lenders shall have received reimbursement or other payment of all reasonable costs, fees and expenses of the Lenders (including, without limitation, the fees and disbursements of Wachtell, Lipton, Rosen & Katz not otherwise satisfied under Section 4(c) above), incurred in connection with the restructuring of the Borrower, including without limitation, this Amendment, and all other documents to be delivered in connection herewith, it being understood and agreed that the obligations of Borrower set forth in Section 8.9 of the Original Agreement shall extend to the negotiation, preparation, execution and delivery of this Amendment and all other documents to be delivered herewith.

     5. NO OTHER EFFECT. Except as expressly provided otherwise in this Amendment, the terms and conditions of this Amendment shall not operate as a waiver by the Lenders of, or otherwise prejudice the Lenders' rights, remedies or powers under the Original Agreement or any applicable law. Except as expressly provided herein:

     (a) No terms or provisions of any Guarantee Document are waived, modified or changed by this Amendment; and

     (b) The terms and provisions of the Original Document shall continue in full force and effect.

     6. REAFFIRMATION.


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     (a) The Borrower hereby  acknowledges  and reaffirms all of its obligations and duties under the Guarantee Documents; and

     (b) The Borrower and each of the Lenders hereby acknowledge and reaffirm that the Lenders have and shall continue to have a valid and perfected Security Interest, as set forth in the Security Documents.

     7. MISCELLANEOUS.

     (a) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute this Amendment. This Amendment may be executed by facsimile.

     (b) If any provision of this Amendment shall be adjudicated to be invalid or unenforceable, then such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

     (c) This Amendment shall be construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws provisions thereof. Each party hereto hereby irrevocably submits to the jurisdiction of any court of the State of New York located in the County of New York or the United States District Court for the Southern District of the State of New York, any appellate courts from any thereof (any such court, a "New York Court") or any court of the United Kingdom located in London, or any appellate courts from any thereof (any such court, a "U.K. Court"), for the purpose of any suit, action or other proceeding arising out of or relating to this Amendment or under any applicable securities laws and arising out of the foregoing, which is brought by or against such party, and each such party hereby irrevocably agrees that all claims in respect of any such suit, action or proceeding will be heard and determined in any New York Court or U.K. Court. Each such party hereby agrees not to commence any action, suit or proceeding relating to this Amendment other than in a New York Court except to the extent mandated by applicable law. Each such party hereby waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding in any such court or that such suit, action or proceeding was brought in an in-convenient court and agree not to plead or claim the same. EACH PARTY TO THIS AMENDMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT THIS AMENDMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     (d) All agreements of the Borrower and the Lenders hereunder shall bind their respective successors and assigns.


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




                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                             VTL (UK) LIMITED


                                             By:   /s/ S. Blythe
                                                   Name: S. Blythe
                                                   Title:  Director


                                             VIATEL HOLDING (BERMUDA) LIMITED
                                             By:    /s/ L. Woods
                                             Name:  L. Woods
                                             Title: CEO, Director


                                             VIATEL INTERNET LIMITED
                                             By:   /s/ S. Blythe
                                                   Name:  S. Blythe
                                                   Title: Director


                                             VIATEL BROADBAND LIMITED
                                             By:   /s/ S. Blythe
                                                   Name:  S. Blythe
                                                   Title: Director



                                             MORGAN STANLEY & CO. INCORPORATED
                                             as the Issuing Lender and
                                             as a Lender


                                             By: /s/ James E. Bolin
                                                 Name:  James E. Bolin
                                                 Title: Managing Director



                                             VARDE PARTNERS, INC., as a Lender



                                             By: /s/ George G. Hicks
                                             Name: George G. Hicks
                                             Title: Managing Partner





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                                                               EXECUTION VERSION
                                                                   SCHEDULE 1.2

                              REVOLVING COMMITMENTS

======================================== ======================================
           LENDER                                      AMOUNT
======================================== ======================================
---------------------------------------- --------------------------------------
Morgan Stanley & Co. Incorporated                 (pound)5,843,500.00
---------------------------------------- --------------------------------------
Varde Partners, Inc.                                     1,406,500.00
---------------------------------------- --------------------------------------

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                TOTAL                             (pound)7,250,000.00
======================================== ======================================